                                                                    EXHIBIT D(3)

================================================================================



                     STOCK VOTING AND NON-TENDER AGREEMENT

                                  BY AND AMONG

                              PINE HOLDINGS, INC.

                             PINE ACQUISITION CORP.

                                      AND

                          THE INDIVIDUALS NAMED HEREIN

                           Dated as of March 29, 2000


================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----


1.   Definitions..............................................................1

2.   Non-Tender of Shares.....................................................1

3.   Provisions Concerning the Securities.....................................2

     (a)  Agreement to Vote the Securities....................................2
     (b)  Grant of Proxy......................................................2
     (c)  Other Proxies Revoked...............................................2

4.   Representations and Warranties of each Stockholder.......................2

     (a)  Power, etc..........................................................3
     (b)  Ownership of Securities.............................................3
     (c)  No Conflicts........................................................3
     (d)  No Finder's Fees....................................................3
     (e)  No Encumbrances.....................................................3
     (f)  Reliance by Acquiror................................................4

5.   Additional Covenants of each Stockholder.................................4

     (a)  No Solicitation.....................................................4
     (b)  Restriction on Transfer, Proxies and Non-Interference...............4
     (c)  Waiver of Appraisal Rights..........................................5
     (d)  Stop Transfer; Changes in Subject Shares............................5
     (e)  Cooperation.........................................................5
     (f)  Releases............................................................5

6.   Fiduciary Duties.........................................................5

7.   Miscellaneous............................................................5

     (a)  Further Assurances..................................................5
     (b)  Notices.............................................................5
     (c)  Interpretation......................................................6
     (d)  Counterparts........................................................6
     (e)  Entire Agreement; No Third-Party Beneficiaries......................6
     (f)  Governing Law.......................................................7
     (g)  Assignment..........................................................7
     (h)  Severability........................................................7
     (i)  Enforcement of this Agreement.......................................7

8.   Termination..............................................................7

                     STOCK VOTING AND NON-TENDER AGREEMENT

          STOCK VOTING AND NON-TENDER AGREEMENT (this "Agreement") dated as of March 29, 2000, among Pine Holdings, Inc., a Virginia corporation ("Parent"), Pine Acquisition Corp., a Virginia corporation ("Acquiror") and the individuals listed on Schedule I hereto (each a "Stockholder", and collectively, the "Stockholders").

                             W I T N E S S E T H :
                             -------------------

          WHEREAS, simultaneously with entering into this Agreement, Parent, Acquiror and Pulaski Furniture Corporation, a Virginia corporation (the "Company"), are entering into an Agreement and Plan of Merger (such agreement, the "Merger Agreement"), pursuant to which Acquiror will be merged with and into the Company (the "Merger");

          WHEREAS, each Stockholder has agreed that such Stockholder shall not tender any Shares beneficially owned by such Stockholder in the Offer as set forth herein;

          WHEREAS, as of the date hereof, each Stockholder is the record and beneficial owner of the number of Shares set forth opposite such Stockholders' name on Schedule I hereto; and

          WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Acquiror has required that each Stockholder enter into this Agreement;

          NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

          1.  Definitions.  For purposes of this Agreement capitalized terms
              -----------
used and not defined herein have the respective meanings ascribed to them in the Merger Agreement.

          2.  Non-Tender of Shares.
              --------------------

          (a) Each Stockholder hereby agrees not to tender for acceptance by Acquiror in the Offer any Shares owned by such Stockholder as of the date hereof and any Shares hereafter acquired (all such Shares owned as of the date hereof or hereinafter acquired, the "Securities").

          (b) Each Stockholder hereby agrees to permit Parent and Acquiror to publish and disclose in the Offer Documents and, if approval of the stockholders of the Company is required under applicable law, the Proxy Statement (including all documents and schedules filed with the SEC) its identity and intent with respect to the Securities and the nature of its commitments under this Agreement.

          3.  Provisions Concerning the Securities.
              ------------------------------------

          (a) Agreement to Vote the Securities.  Each Stockholder, in its
              --------------------------------
capacity as such, hereby agrees that during the period commencing on the date hereof and continuing until the earlier of the Effective Time or the termination of this Agreement (such period, the "Voting Period"), at any meeting of the holders of any class or classes of the capital stock of the Company, however called, or in connection with any written consent of the holders of any class or classes of the capital stock of the Company, such Stockholder shall vote (or cause to be voted) the Securities (x) in favor of the Merger, and the approval of the terms of the Merger Agreement and each of the other transactions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof, (y) against any action, transaction or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of such Stockholder under this Agreement, and (z) except as otherwise agreed to in writing in advance by Acquiror, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its Subsidiaries; (ii) a sale, lease or transfer of a significant part of the assets of the Company or any of its Subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or any of its Subsidiaries; (iii) (A) any change in the Persons who constitute the board of directors of the Company; (B) any change in the present capitalization of the Company or any amendment of the Company's Articles of Incorporation or By-laws;
(C) any other material change in the Company's corporate structure or business; or (D) any other action involving the Company or any of its Subsidiaries which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the Merger and the transactions contemplated by this Agreement or the Merger Agreement. Each Stockholder hereby agrees that such Stockholder shall not enter into any agreement or understanding with any Person the effect of which would be to violate the provisions and agreements contained in this Agreement.

          (b) Grant of Proxy.  Each Stockholder hereby appoints Parent, Acquiror
              --------------
and any designee of Parent or Acquiror, each of them individually, such Stockholder's proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the Voting Period with respect to the Securities in accordance with paragraph (a) of this Section.
This proxy is given to secure the performance of the duties of each Stockholder under this Agreement. Each Stockholder affirms that this proxy is coupled with an interest and shall be irrevocable. Each Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy.

          (c) Other Proxies Revoked.  Each Stockholder represents and warrants
              ---------------------
that any proxies heretofore given in respect of such Stockholder's Securities are not irrevocable, and that all such proxies have been or are hereby revoked.

          4.  Representations and Warranties of each Stockholder.  Each
              --------------------------------------------------
Stockholder, severally and not jointly, hereby represents and warrants to Acquiror as follows:

          (a) Power, etc.  Such Stockholder has all necessary power and
              -----------
authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming its due authorization, execution and delivery by each other party hereto, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

          (b) Ownership of Securities.  Such Stockholder is the record and
              -----------------------
beneficial owner of the Securities listed beside such Stockholder's name on
Schedule I attached hereto. The Securities listed on Schedule I constitute all of the shares of capital stock of the Company owned of record or beneficially by such Stockholder as of the date hereof. All of such Securities are issued and are outstanding and except as set forth on Schedule II attached hereto, such Stockholder does not own, of record or beneficially, any warrants, options or other rights to acquire any shares of capital stock of the Company. Such Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 2 and 3 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Securities, with no limitations, qualifications or restrictions on such rights, subject only to applicable laws, the Company's Articles of Incorporation and the terms of this Agreement.

         (c)        No Conflicts.  (i) No filing with, and no permit,
                    ------------
authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof shall (A) conflict with or result in any breach of or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Stockholder is a party or by which such Stockholder or any of such Stockholder's properties or assets may be bound, or (B) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Stockholder or any of such Stockholder's properties or assets.

          (d) No Finder's Fees.  Except as disclosed pursuant to the Merger
              ----------------
Agreement and except for the fees and expenses of Mann, Armistead and Epperson, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.

          (e) No Encumbrances.  The Securities listed beside such Stockholder's
              ---------------
name on Schedule I attached hereto and the certificates representing such Securities are now, and at all times during the term hereof will be, held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

          (f) Reliance by Acquiror.  Such Stockholder understands and
              --------------------
acknowledges that Parent and Acquiror are entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.

          5.  Additional Covenants of each Stockholder.  Each Stockholder
              ----------------------------------------
covenants and agrees as follows:

          (a) No Solicitation.  Such Stockholder shall not, in its capacity as
              ---------------
such, directly or indirectly (i) solicit, facilitate, initiate or encourage any inquiries or the making of any proposal with respect to an Acquisition Transaction, (ii) enter into an agreement, arrangement or understanding with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding requiring such Stockholder to abandon, terminate or fail to consummate this Agreement or any other transaction contemplated hereby or (iii) negotiate, explore or otherwise engage in discussions, or furnish to any Person (other than Parent or Acquiror) any information, with respect to any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Transaction. Such Stockholder should not, in its capacity as such, (i) withdraw or modify or propose to withdraw or modify, in a manner adverse to Parent or Acquiror, the approval or recommendation by such Stockholder of the Offer, the Merger, the Merger Agreement or this Agreement or
(ii) endorse or recommend, or proposed to endorse or recommend, any Acquisition Transaction. If such Stockholder receives any inquiry or proposal regarding any Acquisition Transaction, such Stockholder shall promptly inform Acquiror of that inquiry or proposal and the details thereof. Nothing in this paragraph 5(a) shall prevent any Stockholder who is a director of the Company from taking any action, solely in his capacity as a director of the Company, that a director of the Company is permitted to take in accordance with Section 5.4 of the Merger Agreement. Additionally, nothing in this paragraph 5(a) shall prevent any Stockholder who is an officer of the Company from taking any action, solely in his or her capacity as an officer of the Company, if requested or directed to do so by the Board of Directors of the Company acting in a compliance with Section
5.4 of the Merger Agreement.

          (b) Restriction on Transfer, Proxies and Non-Interference.  Such
              -----------------------------------------------------
Stockholder shall not (i) directly or indirectly, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Securities or any Stock Option or any interest therein; (ii) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit any of the Securities into a voting trust or enter into a voting agreement with respect to any of the Securities or any Stock Option; (iii) exercise any Stock Option; or (iv) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing such Stockholder's obligations under this Agreement.

          (c) Waiver of Appraisal Rights.  Such Stockholder hereby irrevocably
              --------------------------
waives any rights of appraisal or rights to dissent from the Merger that such Stockholder may have.

          (d) Stop Transfer; Changes in Subject Shares.  Such Stockholder agrees
              ----------------------------------------
with, and covenants to, Acquiror that such Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Securities or any Stock Option, unless such transfer is made in compliance with this Agreement. In the event of a stock dividend or distribution, or any change in any class of capital stock of the Company by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Securities" shall be deemed to refer to and include the Securities as well as all such stock dividends and distributions and any shares into which or for which any or all of the Securities may be changed or exchanged. Such Stockholder shall be entitled to receive (free of any restrictions of this Agreement) any cash dividend paid by the Company in respect of the Securities during the term of this Agreement until the Effective Time.

          (e) Cooperation.  Such Stockholder, in the capacity as a stockholder,
              -----------
shall cooperate fully with Parent, Acquiror and the Company in connection with their respective efforts to fulfill the conditions to the Merger set forth in
Article VII of the Merger Agreement and the conditions to the Offer set forth in Annex A to the Merger Agreement.

          (f) Releases.  Such Stockholder hereby fully, unconditionally and
              --------
irrevocably releases, effective as of the Effective Time, any and all claims and causes of action that such Stockholder has or may have against the Company or any of its Subsidiaries or any present or former director, officer, employee or agent of the Company or any of its Subsidiaries arising or resulting from or relating to any act, omission, event or occurrence prior to the date hereof. If requested by Parent, such Stockholder shall execute an additional release at the Effective Time releasing such claims as may arise between the date hereof and the Effective Time.

          6.  Fiduciary Duties.  Notwithstanding anything in this Agreement to
              ----------------
the contrary, the covenants and agreements set forth herein shall not prevent any Stockholder serving on the Company's Board of Directors from taking any action, subject to the applicable provisions of the Merger Agreement, while acting in the capacity of a director of the Company.

          7.  Miscellaneous.
              -------------

          (a) Further Assurances.  From time to time, at Acquiror's request and
              ------------------
without further consideration, each Stockholder shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

          (b)   Notices.  All notices and other communications hereunder shall
                -------
be in writing and shall be deemed given if delivered personally, mailed, certified or registered mail with postage prepaid, sent by overnight courier or telecopied to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (i)  if to Parent or Acquiror, to

                    c/o Quad-C Management, Inc.
                    230 East High Street
                    Charlottesville, Virginia  22902
                    Attention:   Anthony R. Ignaczak
                    Facsimile No.: (804) 979-1145

               with copies to:

                    White & Case LLP
                    1155 Avenue of the Americas
                    New York, NY  10036
                    Attention:  John M. Reiss, Esq.
                                Gregory Pryor, Esq.
                    Facsimile No.:  (212) 354-8113

          (ii) if to the Stockholders, to the address set forth beside each Stockholder's name listed on Schedule I hereto with a copy to:

                    McGuire, Woods, Battle & Boothe LLP
                    World Trade Center
                    Suite 9000
                    101 West Main Street
                    Norfolk, Virginia  23510-1655
                    Attention: William R. Waddell, Esq.
                    Facsimile No.: (757) 640-3972

          (c)   Interpretation.  When a reference is made in this Agreement to a
                --------------
Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

          (d)   Counterparts.  This Agreement may be executed in counterparts,
                -------------
all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          (e)   Entire Agreement; No Third-Party Beneficiaries.  This Agreement,
                ----------------------------------------------
including the documents and instruments referred to herein (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person or entity other than the parties any rights or remedies hereunder.

          (f)   Governing Law.  This Agreement shall be governed by, and
                -------------
construed in accordance with, the laws of the Commonwealth of Virginia, without regard to the conflict of laws rules thereof.

          (g)   Assignment.  Neither this Agreement nor any of the rights,
                ----------
interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that Parent and Acquiror may assign, in their sole discretion, any of or all their rights, interests and obligations under this Agreement to any direct or indirect wholly owned subsidiary of Parent. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          (h)   Severability. If any term or other provision of this Agreement
                ------------
is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible.

          (i)   Enforcement of this Agreement.  The parties agree that
                -----------------------------
irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

          8.  Termination.  This Agreement shall terminate, and neither Acquiror
              -----------
nor any Stockholder shall have any rights or obligations hereunder and this Agreement shall become null and void and have no effect upon the termination of the Merger Agreement in accordance with its terms, except nothing in this
Section 8 shall relieve any party of liability for breach of this Agreement.

          IN WITNESS WHEREOF, Parent, Acquiror and each Stockholder have caused this Agreement to be duly executed as of the day and year first above written.



                                            PINE HOLDINGS, INC.


                                            By: /s/ Anthony R. Ignaczak
                                                --------------------------------
                                                Name: Anthony R. Ignaczak
                                                Title: President


                                            PINE ACQUISITION CORP.


                                            By: /s/ Anthony R. Ignaczak
                                                --------------------------------
                                                Name: Anthony R. Ignaczak
                                                Title: President

                                                /s/ Randolph V. Chrisley
                                                --------------------------------
                                                Randolph V. Chrisley


                                                /s/ Ira S. Crawford
                                                --------------------------------
                                                Ira S. Crawford


                                                /s/ Jack Dawson
                                                --------------------------------
                                                Jack Dawson


                                                /s/ James Dawson
                                                --------------------------------
                                                James Dawson


                                                /s/ Carl W. Hoffman
                                                --------------------------------
                                                Carl W. Hoffman


                                                /s/ James H. Kelley
                                                --------------------------------
                                                James H. Kelley


                                                /s/ Paul T. Purcell
                                                --------------------------------
                                                Paul T. Purcell


                                                /s/ James W. Stout
                                                --------------------------------
                                                James W. Stout


                                                /s/ John G. Wampler
                                                --------------------------------
                                                John G. Wampler


                                                /s/ Raymond E. Winters
                                                --------------------------------
                                                Raymond E. Winters

                                                                      SCHEDULE I
                                                                      ----------


                                              Amount of Shares
  Name of Stockholder                        Beneficially Owned                      Notice Address
----------------------                     ----------------------               -----------------------
Randolph V. Chrisley                               36,812                           Route 1, Box 229
                                                                                    Draper, VA 24324

Ira S. Crawford                                    31,171                            P.O. Box 1207
                                                                                   Pulaski, VA 24301

Jack Dawson                                         1,700                         700 Colonial Drive
                                                                                  Webb City, MO 64870

James Dawson                                        2,500                         1717 Homestead Dr.
                                                                                  Webb City, MO 64870

Carl W. Hoffman                                     2,778                        901 Hidden Valley Road
                                                                                  Blacksburg, VA 24060

James H. Kelly                                     45,263                             P.O. Box 786
                                                                                    Pulaski, VA 24301

Paul T. Purcell                                     2,510                         745 Stonewood Drive
                                                                                    Salem, VA 24153

James W. Stout                                     27,384                         6809 Cleburne Blvd.
                                                                                    Dublin, VA 24084

John G. Wampler                                    63,483                         5332 Fox Ridge Road
                                                                                   Roanoke, VA 24014

Raymond E. Winters                                  2,947                         490 Chinquapin Trail
                                                                                Christiansburg, VA 24073

                                                                     SCHEDULE II
                                                                     -----------


                                                          Amount of options, warrants or other rights to
                  Name of Stockholder                                        acquire Shares
          ---------------------------------             --------------------------------------------------
                Randolph V. Chrisley                                      2,500 Stock Options

                  Ira S. Crawford                                         2,500 Stock Options

                   Jack Dawson                                                     0

                   James Dawson                                                    0

                  Carl W. Hoffman                                                  0

                  James H. Kelly                                          5,000 Stock Options

                  Paul T. Purcell                                                  0

                  James W. Stout                                                   0

                 John G. Wampler                                          5,000 Stock Options

                Raymond E. Winters                                                 0